As filed with the Securities and Exchange Commission on March 14, 2001
                                                      Registration No. 333-53496

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               Conolog Corporation
                         (Name of issuer in its charter)

      Delaware                       3679                    52-0853566
  (State or other              (Primary Standard          (I.R.S. Employer
   jurisdiction            Industrial Classification      Identification No.)
  of organization)                 Code No.)


                                 5 Columbia Road
                              Somerville, NJ 08876
                                 (908) 722-8081
          (Address and telephone number of principal executive offices)

                           Robert S. Benou, President
                               Conolog Corporation
                                 5 Columbia Road
                              Somerville, NJ 08876
                                 (908) 722-8081
            (Name, address and telephone number of agent for service)

                                   Copies to:

                            Arnold N. Bressler, Esq.
                    Milberg Weiss Bershad Hynes & Lerach LLP
                             One Pennsylvania Plaza
                               New York, NY 10119
                                 (212) 594-5300
                              (212) 868-1229 (Fax)

      Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                              Proposed
   Title of Each                              Maximum        Proposed         Amount of
Class of Securities                        Offering Price     Maximum       Registration
 to be Registered          Amount to be         per          Aggregate           Fee
                           Registered        Security(1)   Offering Price
-----------------          ------------    -------------   --------------   -------------
Common Stock,
$.01 par value per
share, issuable up          3,000,000         $.6875         $2,062,500       $515.63
on conversion of
Convertible
Debentures
                            ----------        ---------      ----------       ----------
Total Registration          3,000,000         $.6875         $2,062,500       $515.63(2)
and Fee

================================================================================
-----------
(1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457 under the Securities Act of 1933. The proposed maximum offering price was calculated based upon the average of the high and low price of the Company's Common Stock on the Nasdaq SmallCap Market for January 5, 2001.

(2)   This amount was previously paid.

                                Explanatory Note

The purpose of this Post-Effective Amendment No. 1 to Registration Statement No. 333-53496 is solely to file Exhibit 99 set forth in Item 16 of Part II. This Post-Effective Amendment No. 1 shall become effective upon filing with the Commission in accordance with Section 462(d) of the Securities Act of 1933, as amended.

                                     PART II
                     Information Not Required in Prospectus

Item 16. Exhibits

         The following exhibits are filed herewith:

Exhibit
Number                          Description
-------                        -------------

4*            Specimen certificate for shares of common stock

5**           Opinion of Milberg Weiss Bershad Hynes & Lerach LLP

23(a)**       Consent of Rosenberg Rich Baker Berman & Company

23(b)** Consent of Milberg Weiss Bershad Hynes & Lerach LLP, contained in its opinion under Exhibit 5

99 Option Agreement between Clog II LLC and Conolog, dated as of November, 29, 2000.

* Incorporated by reference to Conolog's Registration Statement on Form S-1 (File No. 33- 92424) filed with the Commission on May 17, 1995.

**    Previously filed.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement originally filed on January 10, 2001 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerville, State of New Jersey, on this 13th day of March, 2001.

                                   CONOLOG CORPORATION

                                   By:       /s/ Robert S. Benou
                                      ---------------------------------------
                                                 Robert S. Benou
                                      President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:  March 13, 2001                            /s/ Robert S. Benou
                                         ------------------------------------
                                                     Robert S. Benou
                                          President, Chief Executive Officer
                                                     and Director

Date:  March 13, 2001                             /s/ Arpad J. Havasy
                                         ------------------------------------
                                                      Arpad J. Havasy
                                         Executive Vice President, Secretary
                                          Secretary, Treasurer and Director

Date:  March 13, 2001                              /s/ Marc R. Benou
                                         ------------------------------------
                                                       Marc R. Benou
                                          Vice President, Assistant Secretary
                                                       and Director

Date:  March 13, 2001                             /s/ Louis S. Massad
                                         ------------------------------------
                                                      Louis S. Massad
                                                        Director

Date:  March 13, 2001                            /s/ Edward J. Rielly
                                         ------------------------------------
                                                     Edward J. Rielly
                                                        Director

                                  Exhibit Index

Exhibit
Number                       Description
-------                     -------------

4*            Specimen certificate for shares of common stock

5**           Opinion of Milberg Weiss Bershad Hynes & Lerach LLP

23(a)**       Consent of Rosenberg Rich Baker Berman & Company

23(b)** Consent of Milberg Weiss Bershad Hynes & Lerach LLP, contained in its opinion under Exhibit 5

99 Option Agreement between Clog II LLC and the Company, dated as of November, 29, 2000

* Incorporated by reference to Conolog's Registration Statement on Form S-1 (File No. 33-92424) filed with the Commission on May 17, 1995.

**    Previously filed.

                                                                      EXHIBIT 99

                                OPTION AGREEMENT

      OPTION AGREEMENT between CONOLOG CORPORATION, a Delaware corporation, having an address at 5 Columbia Road, Somerville, New Jersey, 08876 (the "Company"), and CLOG II LLC, a New York limited liability company, having an address at 64 Shelter Lane, Roslyn, New York 11577 (the "Optionee"), dated as of the 29th day of November, 2000.

      WHEREAS, the Company desires to grant the Optionee the irrevocable right and option to purchase the Company's convertible debentures, and the Optionee is willing to accept such irrevocable right and option, on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of one dollar and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

      1. Grant of Option. The Company hereby grants the irrevocable right and option (the "Option") to purchase the Company's convertible debentures in the form and having the terms and conditions set forth in Exhibit A attached hereto (the "Convertible Debentures"), from time to time as hereinafter provided, in the principal amount of up to $2,040,000, the face amount of each such Convertible Debenture being equal to the purchase price paid by the Optionee for such Convertible Debenture hereunder. Notwithstanding the foregoing, with respect to the initial $100,000 principal amount of Convertible Debentures, (i) the provisions of Sections 1 and 3 of the Form of Convertible Debenture attached hereto as Exhibit A shall not be included therein; and (ii) the issuance or sale by the Company of any shares of Common Stock, or any securities exchangeable for or convertible into shares of Common Stock, or any option, right or warrant to acquire shares of Common Stock or such exchangeable or convertible securities at a price (or effective exchange or conversion price) less than the current market price per share (as defined in Section 2.4(c) of the form Convertible Debenture) shall constitute an Event of Default unless used to repay such $100,000 Convertible Debenture including accrued interest in full, provided, however, the Company can issue up to 500,000 bonus shares to its employees during any 12-month period.

      2.    Term of Option; Exercise.

      (a) The Option shall terminate on November 29, 2002 subject to extension by the Company. The Option shall be exercisable in whole or in part, as determined by the Optionee, provided, however, that no exercise shall be permitted for less than $25,000 at any one time.

      (b) The Option is exercisable in full as of the date hereof. The Option shall be exercised by written notice to the Secretary or Treasurer of the Company at its then principal office. The notice shall specify the principal amount of the Convertible Debenture as to which the Option is being exercised and shall be accompanied by payment in full of the purchase price for such Convertible Debenture. The option price shall be payable in United States dollars, and may be paid by bank or certified check drawn on a United States bank or by wire transfer of immediately available funds to an account specified by the Company. Each Convertible Debenture will be executed and delivered by the Company to the Optionee concurrently with the funding of the exercise of the Option. Alternatively, if the Optionee notifies the Company that it desires to simultaneously convert the Convertible Debenture into Common Shares of the Company, the Company instead will deliver to the Optionee the shares of Common Stock concurrently with the funding of the exercise of the Option.

      3.    Registration of Shares Being Acquired.

      (a) On or before January 10, 2001, the Company will use its best efforts to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering the 3,000,000 shares of common stock into which the Convertible Debentures are convertible (collectively, the "Conversion Shares"). The Company will use its best efforts to have the Registration Statement declared effective as soon as possible after the filing thereof, and to keep the Registration Statement current and effective for a period of one year or until such earlier date as all of the Conversion Shares registered pursuant to the Registration Statement shall have been sold or otherwise transferred.

      (b) The Company shall supply prospectuses and such other documents as the Optionee may request in order to facilitate the public sale or other disposition of the Conversion Shares, use its best efforts to register and qualify any of the Conversion Shares for sale in such states as the Optionee designates provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action and do any and all other acts and things which may be reasonably necessary or desirable to enable the Optionee to consummate the public sale or other disposition of the Conversion Shares. The Optionee will pay its own legal fees and expenses and any underwriting discounts and commissions on the Conversion Shares sold by the Optionee but shall not be responsible for any other expenses of such registration.

      (c) The Company will notify the Optionee immediately, and confirm the notice in writing: (i) when the Registration Statement or any post-effective amendment thereto becomes effective and (ii) of the receipt of any comments or communications from the Commission regarding the Registration Statement (and shall furnish copies of same to the Optionee) or of the receipt of any stop order or of the initiation, or to the best of the Company's knowledge, the threatening, of any proceedings for that purpose.

      (d) If at any time when a prospectus relating to the Conversion Shares is required to be delivered under the Securities Act of 1933, as amended (the "Act"), any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Optionee, the Registration Statement as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if, in the reasonable opinion of either such counsel, it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Optionee promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act and will furnish the Optionee copies thereof.

      4.    Indemnification.

      (a) Whenever pursuant to this Agreement or the Convertible Debentures a registration statement is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless the Optionee (hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any and all losses, claims, damages, expenses or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon any violation or alleged violation by the Company of the Act, the Securities and Exchange Act of 1934, as amended, any other applicable securities law, or any rule or regulation thereunder relating to the offer or sale of the Conversion Shares; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, expense, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder, for use in the preparation thereof.

      (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages, expenses, or liabilities, joint and several, to which the Company or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses, or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability, or action.

      (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action.

      (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof at the indemnifying party's expense has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (plus separate local counsel, if retained by the indemnified party) at any time for all such indemnified parties.

      (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement is for money damages only and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      5. Shares to be Fully Paid; Reservation of Shares; Etc. The Company covenants and agrees that the Conversion Shares, Preferred Stock and all shares of common stock which may be issued pursuant to the terms of the Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable. The Company further covenants and agrees that so long as any Convertible Debentures are outstanding, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the conversion of the Convertible Debentures and the Preferred Stock and that it will have authorized and reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Convertible Debentures and the Preferred Stock. The Company agrees to use its best efforts to cause all Conversion Shares to be listed on Nasdaq and each securities exchange, if any, on which similar securities issued by the Company are then listed.

      6. Representations and Warranties of the Optionee. The Optionee hereby represents and warrants to the Company as follows:

      (a) The Optionee has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the Optionee.

      (b) No authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, is required in connection with the execution and delivery by the Optionee of, or the performance or satisfaction of any agreement of the Optionee contained in or contemplated by, this Agreement.

      (c) The Optionee acknowledges that it and each of its members has received and reviewed all publicly filed documents concerning the Company and has had an opportunity to meet with and ask questions of the management of the Company.

      (d) The Optionee and each of its members is an accredited investor within the meaning of Rule 501 of the Commission under the Securities Act, has the financial ability to bear the economic risk of its or his investment, can afford to sustain a complete loss of such investment and has adequate means of providing for its or his current needs and personal contingencies, and has no need for liquidity in its or his investment in the Company; and the amount invested in the Company by the Optionee does not constitute a substantial portion of its or his net worth.

      (e) The Optionee is acquiring the Convertible Debentures for investment and not with a view to the sale or distribution thereof, for its own account and not on behalf of others and has not granted any other person any right or option or any participation or beneficial interest in any of the securities. The Optionee acknowledges its understanding that the Conversion Shares constitute restricted securities within the meaning of Rule 144 of the Commission under the Act, and that none of such securities may be sold except pursuant to an effective registration statement under the Act or in a transaction exempt from registration under the Act, and acknowledges that it understands the meaning and effect of such restriction. The Optionee has sufficient knowledge and experience in financial and business matters so that it is capable of evaluating the risks and merits of the purchase of the Conversion Shares. The Optionee is aware that no Federal or state regulatory agency or authority has passed upon the sale of the Conversion Shares or any of the terms of the Preferred Stock or the terms of the sale or the accuracy or adequacy of any material provided to the Optionee and that the price of the Conversion Shares was negotiated between the Optionee and the Company and does not necessarily bear any relationship to the underlying assets or value of the Company and that the terms of the Preferred Stock was negotiated between the Optionee and the Company and does not necessarily bear any relationship to the underlying assets or value of the

Company. THE OPTIONEE UNDERSTANDS THAT AN INVESTMENT IN THE SHARES BEING PURCHASED BY IT INVOLVES A HIGH DEGREE OF RISK.

      (f) THE OPTIONEE UNDERSTANDS THAT IN CONNECTION WITH ITS EVALUATION OF THE COMPANY, THE OPTIONEE MAY HAVE BEEN PROVIDED WITH ACCESS TO CERTAIN INFORMATION CONCERNING THE COMPANY WHICH HAS NOT BEEN PUBLICLY DISCLOSED. THE OPTIONEE FURTHER UNDERSTANDS THAT ANY TRADING BY IT IN SECURITIES OF THE COMPANY USING NON-PUBLIC INFORMATION COULD CONSTITUTE A VIOLATION OF FEDERAL AND STATE SECURITIES LAWS AND/OR OTHER LAWS AND MAY SUBJECT IT TO CRIMINAL AND/OR CIVIL PENALTIES AND LIABILITY. In view of the foregoing, the Optionee agrees not to
(i) purchase or sell, including a short sale, any of the Company's securities or rights to purchase or sell such securities as long as the Optionee is in possession of material non-public information or (ii) disclose any non-public information to any other person.

      (g) There is no finder's fee or brokerage commission payable with respect to the purchase by the Optionee of the Convertible Debentures or the consummation of the transactions contemplated by this Agreement and the Optionee agrees to indemnify and hold harmless the Company from and against any and all cost, damage, liability or expense (including fees and expenses of counsel) arising out of or relating to claims for such fees or commissions, except to the extent that any such fees or commissions have been directly incurred by the Company.

      7. Representations and Warranties of the Company. The Company hereby represents and warrants to the Optionee as follows:

      (a) The Company has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the Company. This Agreement has been duly authorized by all necessary corporate action, including, without limitation, Board of Directors approval, and no other corporate approval, including, without limitation, approval by the shareholders of the Company, is required in connection therewith.

      (b) No authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, including, without limitation, the Nasdaq Stock Market, is required in connection with the execution and delivery by the Company of, or the performance or satisfaction of any agreement of the Company contained in or contemplated by, this Agreement.

      (c) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power, legal right and authority to conduct its business and own, lease and operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated.

      (d) The Company is not in violation of, breach of or default under, and no event (including, without limitation, execution of and consummation of the transactions provided for in this Agreement) has occurred which with the passage of time or notice from or action by any party thereto or otherwise could result in a violation of or default under its certificate of incorporation or by-laws, any indenture, mortgage, security, loan, lease or other material agreement to which the Company is a party or by which it is bound or result in the creation, imposition or acceleration of any material lien of any nature in favor of any other person. The par value of the shares of Common Stock of the Company is $.01 per share.

      (e) No representation, warranty or statement, written or oral, made by the Company in this Agreement or in any schedule, exhibit, certificate or other document furnished or to be furnished to the Optionee, including any and all documents filed with the Securities and Exchange Commission within the past 12 months, pursuant hereto or otherwise, in connection with the transactions contemplated hereby, has contained, contains or will contain at the closing date any untrue statement of a material fact or has omitted, omits or will omit at the closing date a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Without limiting the generality of the foregoing, the Company is current in all filings required under the Exchange Act.

      (f) There is no finder's fee or brokerage commission payable with respect to the sale by the Company of the Convertible Debentures or the consummation of the transactions contemplated by this Agreement and the Company agrees to indemnify and hold harmless the Optionee from and against any and all cost, damage, liability or expense (including fees and expenses of counsel) arising out of or relating to claims for such fees or commissions, except to the extent that any such fees or commissions have been directly incurred by the Optionee.

      (g) The Company meets the requirements for the use of Form S-3 for registration of the sale by the Optionee of the Conversion Shares and the Company shall file all reports required to be filed with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3. All financial statements required to be included in, or incorporated by reference into, the Form S-3 have been previously filed by the Company with the SEC.

      8. Agreement of the Optionee Concerning Voting. While the Optionee holds any Conversion Shares, it agrees to vote such shares in the same manner and proportion as the other shareholders of the Company (e.g., if a shareholder vote on a proposal is required and, of the votes cast, 60% vote for, and 40% vote against the proposal, the Conversion Shares will be voted 60% for, and 40% against the proposal).

      9. Further Assurances. From and after the date of this Agreement and the date of Closing, each party hereto shall from time to time, at the request of the other party and without further consideration, do, execute and deliver, or cause to be done, executed and delivered, all such further acts, things and instruments as may be reasonably requested or required more effectively to evidence and give effect to the transactions provided for in this Agreement.

      10. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by first class registered or certified mail return receipt requested, addressed to the parties at their respective addresses set forth on the first page of this Agreement, with copies to their respective counsel, Milberg Weiss Bershad Hynes & Lerach LLP, Att: Arnold N. Bressler, Esq., One Pennsylvania Plaza, New York, New York 10119, in the case of the Company, and Certilman Balin Adler & Hyman, LLP, Att: Fred S. Skolnik, Esq., 90 Merrick Avenue, East Meadow, New York 11554, in the case of the Optionee, or to such other person or address as may be designated by like notice hereunder.

      11. Parties in Interest. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns, but no other person shall acquire or have any rights under this Agreement.

      12. Entire Agreement; Modification; Waiver. This Agreement (as below defined) contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and understandings, if any, and there are no agreements, representations or warranties other than those set forth, provided for or referred to herein. All exhibits and schedules to this Agreement are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein, in any of such writings or elsewhere shall be deemed to refer to and include all such writings. Neither this Agreement nor any provisions hereof may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. Any party may extend the time for or waive performance of any obligation of any other party or waive any inaccuracies in the representations or warranties of any other party or compliance by any other party with any of the provisions of this Agreement. No waiver of any such provisions or of any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provisions, breach or default, nor shall any such waiver constitute a continuing waiver.

      13.   Interpretation.

      (a) This Agreement shall be governed and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed exclusively in that State without giving effect to the principles of conflict of laws.

      (b) All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.

      14. Headings; Counterparts. The article and section headings in this Agreement are for reference purposes only and shall not define, limit or affect the meaning or interpretation of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                      CONOLOG CORPORATION

                                      By: _________________________________
                                          Robert S. Benou, President

                                      CLOG II LLC

                                      By: _________________________________
                                          Warren Schreiber, Managing Member

                                                                       Exhibit A

      THIS CONVERTIBLE DEBENTURE HAS NOT BEEN
      REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
      AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR
      OTHERWISE TRANSFERRED WITHOUT REGISTRATION
      THEREUNDER EXCEPT IN ACCORDANCE WITH AN
      APPLICABLE EXEMPTION FROM THE REGISTRATION
      PROVISIONS OF THE SECURITIES ACT OF 1933, AS
      AMENDED.

                                    $__________

                               CONOLOG CORPORATION

                   CONVERTIBLE DEBENTURE DUE ________________
                            [ONE YEAR AFTER ISSUANCE]

        FOR VALUE RECEIVED, the undersigned, CONOLOG CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Payor"), with its principal business address at 5 Columbia Road, Somerville, New Jersey 08876, hereby promises to pay to the order of CLOG II LLC (the "Payee"), with its principal business address at 64 Shelter Lane, Roslyn, New York 11577, the principal amount of ______________________________ ____________
on _________________ [one year after issuance] (the "Maturity Date"), plus interest at the rate of 8% per annum on the unpaid principal balance, such interest to be paid on the Maturity Date, together with the repayment of the principal balance and with all charges, amounts, sums and interest which have accrued and have not been paid. All payments to be made pursuant to this Debenture shall be made in such coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts. All such payments shall be made by electronic funds wire transfer in accordance with the wire transfer instructions submitted by Payee as the first payment method option; however, Payee may designate that payments may be made by bank or certified check, at the offices of the Payee set forth above or such other place as the Payee shall designate in writing to the Payor.

        1. Repayment Option; The Preferred Stock. At maturity, the Company will have the option to repay the Debenture, together with all accrued interest thereon, by issuing a new Series C Preferred Stock (the "Preferred Stock"). For purposes of such repayment, the shares of Preferred Stock shall be valued at $5.00 per share. As more particularly described in Exhibit A hereto, the Preferred Stock will be non-voting and will carry a cumulative dividend of 8% per annum, which may be payable by the issuance of additional shares of Series C Preferred Stock valued at $5.00 per share. The Preferred Stock will be convertible into common stock at the rate of one

                                                                       Exhibit A

share of common stock for each share of Preferred Stock. The Preferred Stock will carry a liquidating preference of $5.00 per share.

      2.    Conversion.

      2.1 Right to Convert. The Payee shall have the right, one or more times at its option, at any time and from time to time, to convert the principal amount of this Debenture, or any portion of such principal which is at least Twenty-five Thousand Dollars ($25,000), into that number of fully-paid and nonassessable shares of Common Stock of the Payor, obtained by dividing the principal amount of the Debenture or portion thereof surrendered for conversion by the conversion price of $ 0.68 per share.

      2.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege, the Payee shall surrender this Debenture to the Payor and shall give written notice of conversion in the form provided herein to the Payor that the Payee elects to convert this Debenture or the portion thereof specified in said notice.

      As promptly as practicable (but not more than two days) after the surrender of this Debenture and the receipt of such notice as aforesaid, the Payor shall issue and shall deliver to the Payee or designee, by overnight mail or by hand, a certificate or certificates for the number of full shares issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Debenture and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion as provided in Section 2.3 of this Debenture. In each case this Debenture shall be surrendered for partial conversion, the Payor shall also promptly execute and deliver to the Payee a new Debenture or Debentures in an aggregate principal amount equal to the unconverted portions of the surrendered Debenture. In the event the registration statement referred to in Section 4 hereof shall have theretofore been declared effective by the Securities and Exchange Commission (the "SEC"), all certificates representing shares of Common Stock issued upon conversion of this Debenture shall be free of any restrictive legend thereon.

      Each conversion shall be deemed to have been effected on the date on which this Debenture shall have been surrendered and such notice shall have been received by the Payor, as aforesaid, and the Payee shall be deemed to have become on said date the holder of record of the shares issuable upon such conversion; provided, however, that any such surrender on any date when the stock transfer books of the Payor shall be closed shall constitute the Payee as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open.

      No adjustment of the number of shares to be issued upon conversion shall be made for interest accrued on this Debenture prior to the date it is surrendered or for dividends on any shares issued upon the conversion of this Debenture prior to the date it is surrendered. Upon conversion of this Debenture, the Payor's obligation with respect to accrued interest shall be discharged in full.

      2.3 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Debentures. If any

                                                                       Exhibit A

fractional shares of stock would be issuable upon the conversion of this Debenture, the Payor shall make a payout therefor in cash at the current market value thereof. The current market value of a share of Common Stock shall be the closing price of the day (which is not a legal holiday) immedi ately preceding the day on which this Debenture (or specified portions thereof) is deemed to have been converted and such closing price shall be determined as provided in subsection (c) of Section 2.4.

      2.4 Adjustment of Conversion Price. The conversion price shall be adjusted from time to time as follows:

      (a) Dividends, Etc. In case the Payor shall on any one or more occasions after the date of this Debenture (i) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding Common Stock, or (iii) combine its outstanding Common Stock into a smaller number of shares, the conversion price in effect immediately prior thereto shall be adjusted so that the holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Payor which he would have owned or have been entitled to receive after the happening of any of the events described above had this Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection
(a) shall become effective immediately after the record date.

      (b) Other Distributions. The purpose of this subsection is to provide a means to reduce the Payee's conversion price in the event the assets of the Payor are materially diluted through distributions to the Common Stockholders and/or any other security holder of Payor. In case the Payor shall distribute to all holders of its Common Stock evidence of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Payor) or subscription rights or warrants, then in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as defined in subsection (c) of this Section 2.4) of the Common Stock on the record date as set forth below less the then fair market value (as determined in good faith by the Board of Directors) of the portion of the assets or evidences of indebtedness so distributed applicable or of such rights or warrants to one (1) share of Common Stock, and the denominator shall be the current market price per share (as defined in subsection (c) below) of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

      (c) Conversion Price Adjustment. For the purpose of any computation under this Section 2.4, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the thirty consecutive trading days commencing thirty-five trading days before the day in question. The closing price for each day shall be (i) the last sale price of the Common Stock on Nasdaq or, if no sale occurred on such date, the closing bid price of the Common Stock on Nasdaq on such date or (ii) if the Common Stock shall be listed or admitted for trading on the New York or American Stock Exchange or any successor exchange, the last sale price, or if no sale occurred on such date, the closing bid price of the Common Stock on such exchange, or
(iii) if the Common Stock shall not be included on Nasdaq or listed on any such

                                                                       Exhibit A

exchange, the closing bid quotation for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the fair market value of Common Stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Board of Directors, provided such firm shall be reasonably acceptable to Payee.

      (d) No Nominal Adjustments. No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least two percent (2%) in such price; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.

      (e) Conversion Price Adjustment Notice. Whenever the conversion price is adjusted, as herein provided, the Payor shall prepare a notice of such adjustment of the conversion price setting forth the adjusted conversion price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the conversion price to the Payee promptly.

      2.5 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Debenture (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Payor is a party other than a consolidation or merger in which the Payor is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock, or (iii) any sale or conveyance of the properties and assets of the Payor as, or substantially as, an entirety to any other corporation; then this Debenture shall be convertible into the kind and amount of shares of stock and other securities or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of this Debenture immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers and sales.

      2.6 Reservation of Shares; Shares to be Fully Paid. As of the date hereof, the Payor has reserved, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares to provide for the conversion of this Debenture. Before taking any action which would cause an adjustment reducing the conversion price below the then par value, if any, of the shares of Common Stock issuable upon conversion of this Debenture, the Payor shall promptly take all corporate action which may be necessary in order that the Payor may validly and legally issue shares of such Common Stock at such adjusted conversion price. The Payor covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable.

                                                                       Exhibit A

      2.7 Notice to Payee Prior to Certain Actions. In case:

      (a) the Payor shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

      (b) the Payor shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

      (c) of any reclassification of the Common Stock of the Payor (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or, of any consolidation or merger to which the Payor is a party and for which approval of any shareholders of the Payor is required, or of the sale or transfer of all or substantially all of the assets of the Payor; or

      (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Payor;

the Payor shall give notice to the Payee in accordance with this Debenture, as promptly as possible but in any event at least thirty days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

      3. Preferred Stock Registration Rights.

      3.1 Piggyback Registration Rights. During the period commencing on the issuance of any shares of Preferred Stock to the Payee and ending on the second anniversary thereof (the "Registration Period"), the Payor shall advise the Payee by written notice at least 30 days prior to the filing of any new registration statement or post-effective amendment thereto under the Securities Act of 1933, as amended (the "Act") covering any securities of the Payor, for its own account or for the account of others (other than a registration statement on Form S-4 or S-8 or any successor forms thereto), and will include in any such post-effective amendment or registration statement, such information as may be required to permit a public offering of the shares of Preferred Stock and all or any of the common stock then issuable under the terms of the then outstanding shares of Preferred Stock (the "Registrable Securities"). The Payor shall supply prospectuses and such other documents as the Payee may request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as the Payee designates provided that the Payor shall not be required to qualify as a foreign

                                                                       Exhibit A

corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action and do any and all other acts and things which may be reasonably necessary or desirable to enable the Payee to consummate the public sale or other disposition of the Registrable Securities. The Payor shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration to include such securities in such underwritten offering on the same terms and conditions as any similar securities of the Payor included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advises the Payee that the total amount of securities which it intends to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the account of the Payee shall be eliminated, reduced, or limited to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, if any, recommended by such managing underwriter or underwriters. The Payee will pay its own legal fees and expenses and any underwriting discounts and commissions on the securities sold by the Payee but shall not be respon sible for any other expenses of such registration.

      3.2 Demand Registration Rights. If the Payee shall give notice to the Payor at any time during the Registration Period to the effect that the Payee desires to register under the Act its shares of Preferred Stock or any of the common stock then issuable under the terms of the then outstanding shares of Preferred Stock under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved, then the Payor will promptly, but no later than 60 days after receipt of such notice, file a post-effective amendment to a then current Registration Statement or a new registration statement pursuant to the Act, to the end that such shares of Preferred Stock and such shares of common stock may be publicly sold under the Act as promptly as practicable thereafter and the Payor will use its best efforts to cause such registration to become and remain effective for a period of 120 days (including the taking of such steps as are reasonably necessary to obtain the removal of any stop order); provided that the Payee shall furnish the Payor with appropriate information in connection therewith as the Company may reasonably request in writing. The Payee may, at its option, request the filing of a post-effective amendment to a then current Registration Statement or a new registration statement under the Act with respect to the Registrable Securities on only two occasions during the Registration Period. All costs and expenses of such post-effective amendment or new registration statement shall be borne by the Payor, except that the Payee shall bear the fees of its own counsel and any underwriting discounts or commissions applicable to any of the securities sold by it.

      The Payor shall be entitled to postpone the filing of any registration statement pursuant to this subsection (b) otherwise required to be prepared and filed by it if (i) the Payor is engaged in a material acquisition, reorganization, or divestiture, (ii) the Payor is currently engaged in a selftender or exchange offer and the filing of a registration statement would cause a violation of Regulation M or any other Rule under the Securities Exchange Act of 1934, (iii) the Payor is engaged in an underwritten offering and the managing underwriter has advised the Payor in writing that such a registration statement would have a material adverse effect on the consummation of such offering or (iv) the Payor is subject to an underwriter's lockup as a result of an underwritten public offering and such underwriter has refused in writing, the Payor's request to waive such lock-up. In the event of such postponement, the Payor shall be required to file the registration statement

                                                                       Exhibit A

pursuant to this subsection (b), within 60 days of the consummation of the event requiring such postponement.

                  The Payor will use its best efforts to maintain such registration statement or post-effective amendment current under the Act for a period of at least six months (and for up to an additional three months if requested by the Payee) from the effective date thereof. The Payor shall supply prospectuses, and such other documents as the Payee may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such holder designates, provided that the Payor shall not be required to qualify as a foreign corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action.

      4. Acceleration. In the event that (i) the Payor shall default in the due and punctual payment of any installment of interest on this Debenture when and as the same shall become due and payable or (ii) the Payor shall commence a voluntary case concerning itself under any title of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or (iii) in the event of the appointment of a custodian (as defined in the Bankruptcy Code) for all or substantially all of the property of the Payor; or (iv) in the event the Payor shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Payor or in the event of the commencement against the Payor of any such proceeding which remains undismissed for a period of 30 days; or (v) if the Payor is adjudicated insolvent or bankrupt; or (vi) if any order of relief or other order approving any such case or proceeding is entered; or (vii) if the Payor shall allow any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or (viii) if the Payor shall make a general assignment for the benefit of creditors; or (ix) if the Payor shall take action for the purpose of effecting any of the foregoing;
(x) there shall be a breach of any representation, warranty or covenant under the Option Agreement dated as of November 29, 2000, between the Payor and the Payee (the "Option Agreement"); or (xi) the registration statement covering the Conversion Shares (as defined in and contemplated by the Option Agreement shall not have been declared effective by the SEC by March 10, 2001 (the foregoing being hereinafter collectively referred to as "Events of Default") then, in any such Event of Default and at any time thereafter while such Event of Default is continuing, the Payee may, in addition to any other rights and remedies the Payee may have hereunder or otherwise, declare this Debenture to be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

      5. Waivers.

      5.1 In General. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Debenture shall operate as a waiver nor as an acquiescence in any default. No single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or any exercise of any other right or remedy.

                                                                       Exhibit A

      5.2 Presentment, Etc.; Jury Trial Waived. The Payor hereby waives presentment, demand, notice of dishonor, protest and notice of protest. The Payor hereby waives all rights to a trial by jury in any litigation arising out of or in connection with this Debenture.

      5.3 Modifications. This Debenture may not be modified or discharged orally, but only in writing duly executed by the Payee and the Payor.

      6. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Debenture made by the Payor shall bind its successors and assigns, whether so expressed or not.

      7.  Miscellaneous.

      7.1 Headings. The headings of the various paragraphs of this Debenture are for convenience of reference only and shall in no way modify any of the terms or provisions of this Debenture.

      7.2 Governing Law. This Debenture and the obligations of the Payor and the rights of the Payee shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and to be performed entirely within such State.

      7.3 Collection Costs. The Payor shall pay all costs and expenses incurred by the Payee to enforce its rights under this Debenture, including reasonable counsel fees and other reasonable out-of-pocket expenses.

      IN WITNESS WHEREOF, CONOLOG CORPORATION has caused this Debenture to be signed in its corporate name by a duly authorized officer and to be dated as of the day and year written below.

Dated:

                               CONOLOG CORPORATION

                               By: _______________________________
                                     Robert S. Benou, President

                                                                       Exhibit A

                            FORM OF CONVERSION NOTICE

TO: CONOLOG CORPORATION

      The undersigned owner of this Convertible Debenture hereby irrevocably exercises the option to convert this Debenture, or portion hereof (which is at least $25,000) below designated, into shares of Common Stock of Conolog Corporation in accordance with the terms of this Debenture and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof or its designee as indicated below.

Dated:  ________________

                                   CLOG II LLC

                                   By:_____________________________________
                                         Warren Schreiber, Managing Member

                                   Address: 64 Shelter Lane
                                                  Roslyn, New York 11577

                                   Taxpayer Identification

                                     No.: __________________________________

                                   Amount to be  Converted: $_______________